UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________
FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2022
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 Twilio Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-37806	26-2574840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
101 Spear Street, Fifth Floor
San Francisco, California 94105
(Address of principal executive offices) (Zip Code)

(415) 390-2337
(Registrant’s telephone number, including area code)

101 Spear Street, First Floor
San Francisco, California 94105
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	TWLO	New York Stock Exchange
Long-Term Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	*

Item 2.02       Results of Operations and Financial Condition.
On August 4, 2022, Twilio Inc. ("Twilio”) issued a press release announcing its financial results for the quarterly period ended June 30, 2022. A copy of the press release is furnished herewith as Exhibit 99.1.
The information furnished under this Item 2.02 and in the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New Director

On August 4, 2022, the Board of Directors (the “Board”) of Twilio appointed Miyuki Suzuki to the Board as a Class III director. Ms. Suzuki will serve until the 2025 annual meeting of stockholders or until her successor has been duly elected and qualified, or until her earlier death, resignation or removal.

There is no arrangement or understanding between Ms. Suzuki and any other persons pursuant to which Ms. Suzuki was appointed as a director. Furthermore, there are no family relationships between Ms. Suzuki and any other director or executive officer of Twilio and there are no transactions between Ms. Suzuki and Twilio that would be required to be reported under Item 404(a) of Regulation S-K.

Ms. Suzuki will participate in Twilio’s standard non-employee director compensation arrangements. Under the terms of those arrangements, Ms. Suzuki will receive, among other things: (i) annual compensation for serving on the Board and any applicable committees thereof pursuant to our non-employee director compensation policy, substantially as described in Twilio’s filings with the Securities and Exchange Commission and (ii) an initial grant of restricted stock units with a value of approximately $552,945 that vests annually over three years subject to continued service.

Twilio will also enter into a standard form of indemnification agreement with Ms. Suzuki (the “Indemnification Agreement”). The Indemnification Agreement provides, among other things, that Twilio will indemnify Ms. Suzuki, under the circumstances and to the extent provided therein, for certain expenses which she may be required to pay in connection with certain claims to which she may be made a party by reason of her position as a director of Twilio, and otherwise to the fullest extent permitted under Delaware law, Twilio’s certificate of incorporation and bylaws.

The press release announcing Ms. Suzuki’s appointment as a director of Twilio is attached hereto as Exhibit 99.1 and is filed herewith.
Item 9.01       Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.    Description
99.1 Press release issued by Twilio Inc. dated August 4, 2022
104        Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWILIO INC.

August 4, 2022	By:	/s/ Khozema Z. Shipchandler
	Name:	Khozema Z. Shipchandler
	Title:	Chief Operating Officer